                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Apartment Investment and Management Company and AIMCO Properties, L.P. for the registration of 18,053 shares of Apartment Investment and Management Company Class A Common Stock and 18,053 units of AIMCO Properties, L.P. Partnership Common Units and to the incorporation by reference therein of (1) our report dated February 5, 2002, except for Note 28, as to which the date is March 19, 2002, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 2001, and (2) our report dated February 5, 2002, except for Note 27, as to which the date is March 19, 2002, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2001, both filed with the Securities and Exchange Commission.





                                                    /s/ ERNST & YOUNG LLP

Denver, Colorado
June 10, 2002